UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 26, 2024
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On August 26, 2024, McKesson Corporation (“Company”) issued and posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/news/default.aspx) a news release announcing that it signed a definitive agreement to acquire a controlling interest in Community Oncology Revitalization Enterprise Ventures, LLC (“Core Ventures”). A copy of that news release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On August 25, 2024, the Company entered into a unit purchase agreement (“Purchase Agreement”) with Florida Cancer Specialists & Research Institute, LLC (“Florida Cancer Specialists”) and Core Ventures to acquire a controlling interest in Core Ventures. The Company has committed to purchase an approximately 70% controlling equity interest for approximately $2.49 billion in cash, subject to certain customary adjustments.

The closing of the transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary closing conditions, including regulatory review.
Florida Cancer Specialists owns and operates a medical practice that offers and provides, at various locations in Florida, professional medical services in oncology and ancillary activities related thereto. Core Ventures is engaged by Florida Cancer Specialists as its exclusive provider of non-clinical business and other administrative services.

Cautionary Statements:
Except for historical information, statements in this report regarding the Company’s proposed acquisition and related arrangements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. We encourage investors to read the important risk factors described in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: we may be unable to obtain necessary regulatory approvals; we may not achieve expected outcomes from the transaction; we might be adversely impacted by delays or other difficulties, including related to the transactions described in this press release; we from time to time record significant charges from impairment to goodwill, intangibles and other assets or investments; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events, economic events and other catastrophic events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by the Company dated August 26, 2024
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2024

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer